Exhibit 99.1

Herbalife Ltd. Announces Record Fourth Quarter 2012 and Record Full Year Results, and Raises 2013 Earnings Guidance

  Fourth quarter worldwide volume growth of 18 percent with double-digit increases in each of its six regions compared to the prior year period.
  Fourth quarter EPS of $1.05 increased 22 percent compared to the prior year.
  Raising FY’13 EPS guidance to a range of $4.45 to $4.65.
  Annual sales leader retention of approximately 51.8 percent.
  Repurchased 4.0 million shares of stock since December 31, 2012.
  Board of directors approved a $0.30 per share quarterly dividend.

LOS ANGELES--(BUSINESS WIRE)--February 19, 2013--Herbalife Ltd. (NYSE: HLF) today reported fourth quarter net sales of $1.1 billion, reflecting an increase of 20 percent compared to the same time period in 2011 on volume point growth of 18 percent. Net income for the quarter of $117.8 million, or $1.05 per diluted share, compares to 2011 fourth quarter net income of $105.4 million and EPS of $0.86, respectively.

For the twelve months ended December 31, 2012, the company reported record net sales of $4.1 billion, an 18 percent increase on 20 percent growth in volume compared to 2011. For the same period, the company reported net income of $477.2 million, or $4.05 per diluted share, reflecting an increase of 16 percent and 23 percent, respectively, compared to the 2011 results of $412.6 million and $3.30 per diluted share.

“Herbalife continues to deliver record results in sales and profitability as our independent distributors go deeper into existing markets, developing more and more customers using our nutrition products every day,” said Michael O. Johnson, Herbalife’s chairman and CEO. “Obesity and poor nutrition are global public health problems. Our distributors are proud to be part of the solution.”

For the year ended December 31, 2012 the company generated cash flow from operations of $567.8 million, an increase of 11 percent compared to 2011; paid dividends of $135.1 million; invested $122.8 million in capital expenditures; and repurchased $527.8 million in common shares outstanding under our share repurchase program.

Fourth Quarter and Fiscal 2012 Regional Key Metrics1,2

Regional Volume Point and Average Active Sales Leader Metrics

	Volume Points (Mil)		Average Active Sales Leaders
Region	4Q'12	Yr/Yr % Chg	4Q'12	Yr/Yr % Chg
North America	267.0	15%	68,029	14%
Asia Pacific	304.6	18%	69,553	26%
EMEA	156.6	14%	47,226	14%
Mexico	208.9	13%	61,836	19%
South & Central America	222.5	34%	50,874	28%
China	50.5	17%	12,560	25%
Worldwide Total	1,210.1	18%	300,521	20%
	Volume Points (Mil)		Average Active Sales Leaders
Region	FY'12	Yr/Yr % Chg	FY'12	Yr/Yr % Chg
North America	1,157.8	17%	66,054	16%
Asia Pacific	1,197.8	25%	63,255	31%
EMEA	602.5	11%	44,098	14%
Mexico	815.4	16%	57,651	21%
South & Central America	740.4	30%	44,980	29%
China	206.5	34%	11,683	33%
Worldwide Total	4,720.4	20%	277,803	22%

2012 Annual Sales Leader Requalification

By the end of January of each year, sales leaders are required to re-qualify to retain their sales leader status. A record number of sales leaders were retained in 2012. The overall pool of sales leaders needing to re-qualify increased by approximately 21% compared to the prior year and we retained 20% more of them than in the prior year. While size of the group needing to re-qualify increased for the year, our overall retention rate remained fairly constant at 51.8%.

________________________________________
1Supplemental tables that include additional business metrics can be found at http://www.ir.herbalife.com.

2Worldwide Average Active Sales Leaders may not equal the sum of the Average Active Sales Leaders in each region due to the calculation being an average of Sales Leaders active in a period, not a summation, and the fact that some sales leaders are active in more than one region but are counted only once in the worldwide amount.

Updated 2013 Guidance

Guidance for fully diluted 2013 EPS is based on the average daily exchange rates of January 2013, which in aggregate are not materially different from the foreign currency exchange rates assumed in our prior guidance. Our 2013 guidance continues to assume a Venezuelan exchange rate of 10 to 1. The guidance does not include the one-time impact associated with the revaluation of our bolivar denominated monetary assets and monetary liabilities, which includes our bolivar denominated cash, due to the recent devaluation of the Venezuelan bolivar, or any potential one-time impact from a future devaluation or the repatriation of existing cash balances. Guidance for the year also excludes one-time costs of $10 million to $20 million, mostly legal and advisory services, relating to the Company’s response to information put into the marketplace by a short seller which information the Company believes to be inaccurate and misleading.

Based on current business trends the company’s first quarter fiscal 2013 and fiscal 2013 guidance is provided below.

	Three Months Ending		Twelve Months Ending
	March 31, 2013		December 31, 2013
	Low	High	Low	High
Volume Point Growth vs 2012	11.5%	13.5%	8.5%	10.5%
Net Sales Growth vs 2012	15.0%	17.0%	12.0%	14.0%
Diluted EPS	$1.03	$1.07	$4.45	$4.65
Cap Ex ($ millions)	$20.0	$30.0	$165.0	$185.0
Effective Tax Rate	28.5%	30.5%	27.5%	29.5%

Announces Quarterly Dividend

The company reported today that its board of directors has approved a dividend of $0.30 per share to shareholders of record March 5, 2013, payable on March 19, 2013.

Share Repurchase Program Update

Subsequent to December 31, 2012, the company has repurchased 4.0 million shares at an average cost of $40.61. There is currently $787.6 million remaining on the existing $1 billion share repurchase authorization.

Fourth Quarter and Fiscal 2012 Earnings Conference Call

Herbalife senior management will host an investor conference call to discuss its recent financial results and provide an update on current business trends on Wednesday, February 20, 2013 at 8 a.m. PST (11 a.m. EST).

The dial-in number for this conference call for domestic callers is (877) 317-1296 and (706) 634-5671 for international callers (conference ID 90082326). Live audio of the conference call will be simultaneously webcast in the investor relations section of the company's website at http://ir.herbalife.com.

An audio replay will be available following the completion of the conference call in MP3 format or by dialing (855) 859-2056 for domestic callers or (404) 537-3406 for international callers (conference ID 90082326). The webcast of the teleconference will be archived and available on Herbalife's website.

About Herbalife Ltd.

Herbalife Ltd. (NYSE:HLF) is a global nutrition company that sells weight-management, nutrition, and personal care products intended to support a healthy lifestyle.Herbalife products are sold in over 80 countries through and to a network of independent distributors. The company supports the Herbalife Family Foundation and its Casa Herbalife program to help bring good nutrition to children. Herbalife's website contains a significant amount of information about Herbalife, including financial and other information for investors at http://ir.Herbalife.com. The company encourages investors to visit its website from time to time, as information is updated and new information is posted.

FORWARD-LOOKING STATEMENTS

Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, such as those disclosed or incorporated by reference in our filings with the Securities and Exchange Commission. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in our forward-looking statements include, among others, the following:

• any collateral impact resulting from the ongoing worldwide financial environment including the availability of liquidity to us, our customers and our suppliers or the willingness of our customers to purchase products in a difficult economic environment;

• our relationship with, and our ability to influence the actions of, our distributors;

• improper action by our employees or distributors in violation of applicable law;

• adverse publicity associated with our products or network marketing organization, including our ability to comfort the marketplace and regulators regarding our compliance with applicable laws;

• changing consumer preferences and demands;

• our reliance upon, or the loss or departure of any member of, our senior management team which could negatively impact our distributor relations and operating results;

• the competitive nature of our business;

• regulatory matters governing our products, including potential governmental or regulatory actions concerning the safety or efficacy of our products and network marketing program, including the direct selling market in which we operate;

• legal challenges to our network marketing program;

• risks associated with operating internationally and the effect of economic factors, including foreign exchange, inflation, disruptions or conflicts with our third party importers, pricing and currency devaluation risks, especially in countries such as Venezuela;

• uncertainties relating to the application of transfer pricing, duties, value added taxes, and other tax regulations, and changes thereto;

• uncertainties relating to interpretation and enforcement of legislation in China governing direct selling;

• our inability to obtain the necessary licenses to expand our direct selling business in China;

• adverse changes in the Chinese economy, Chinese legal system or Chinese governmental policies;

• our dependence on increased penetration of existing markets;

• contractual limitations on our ability to expand our business;

• our reliance on our information technology infrastructure and outside manufacturers;

• the sufficiency of trademarks and other intellectual property rights;

• product concentration;

• changes in tax laws, treaties or regulations, or their interpretation;

• taxation relating to our distributors;

• product liability claims;

• whether we will purchase any of our shares in the open markets or otherwise; and

• share price volatility related to, among other things, speculative trading and certain traders shorting our common shares.

We do not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

RESULTS OF OPERATIONS:

Herbalife Ltd.
Condensed Consolidated Statements of Income
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	12/31/2012	12/31/2011	12/31/2012	12/31/2011

North America	$197,052	$165,737	$841,243	$698,631
Mexico	132,070	106,192	496,101	436,930
South and Central America	203,252	155,373	688,799	554,439
EMEA	164,684	151,556	627,801	615,180
Asia Pacific	295,166	247,015	1,139,867	938,590
China	67,096	58,696	278,519	210,767
Worldwide net sales	1,059,320	884,569	4,072,330	3,454,537
Cost of Sales	211,105	170,960	812,583	680,084
Gross Profit	848,215	713,609	3,259,747	2,774,453
Royalty Overrides	355,658	293,109	1,338,633	1,137,560
SGA	332,764	286,151	1,259,667	1,074,623
Operating Income	159,793	134,349	661,447	562,270
Interest Expense - net	2,453	(1,357)	10,541	2,491
Income before income taxes	157,340	135,706	650,906	559,779
Income Taxes	39,459	30,349	173,716	147,201
Net Income	117,881	105,357	477,190	412,578

Basic Shares	107,444	115,989	112,359	117,540
Diluted Shares	112,230	122,640	117,856	124,846

Basic EPS	$1.10	$0.91	$4.25	$3.51
Diluted EPS	$1.05	$0.86	$4.05	$3.30

Dividends declared per share	$0.30	$0.20	$1.20	$0.73

Herbalife Ltd.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)
	Dec 31,	Dec 31,
	2012	2011

ASSETS
Current Assets:
Cash & cash equivalents	$333,534	$258,775
Receivables, net	116,139	89,660
Inventories	339,411	247,696
Prepaid expenses and other current assets	125,425	117,073
Deferred income taxes	49,339	55,615
Total Current Assets	963,848	768,819

Property, plant and equipment, net	242,886	193,703
Deferred compensation plan assets	24,267	20,511
Other assets	48,805	41,125
Deferred financing cost, net	7,462	4,797
Marketing related intangibles and other intangible assets, net	311,186	311,764
Goodwill	105,490	105,490
Total Assets	$1,703,944	$1,446,209

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$75,209	$57,095
Royalty overrides	243,351	197,756
Accrued compensation	95,220	76,435
Accrued expenses	181,523	152,744
Current portion of long term debt	56,302	1,542
Advance sales deposits	49,432	31,702
Income taxes payable	15,854	31,415
Total Current Liabilities	716,891	548,689

Non-current liabilities
Long-term debt, net of current portion	431,305	202,079
Deferred compensation plan liability	29,454	23,702
Deferred income taxes	62,982	72,348
Other non-current liabilities	42,557	39,203
Total Liabilities	1,283,189	886,021

Commitments and Contingencies

Shareholders' equity:
Common shares	107	116
Paid-in capital in excess of par value	303,975	291,950
Accumulated other comprehensive loss	(31,695)	(37,809)
Retained earnings	148,368	305,931
Total Shareholders' Equity	420,755	560,188

Total Liabilities and Shareholders' Equity	$1,703,944	$1,446,209

Herbalife Ltd.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Twelve Months Ended
	12/31/2012	12/31/2011
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$477,190	$412,578
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation and amortization	74,384	71,853
Excess tax benefits from share-based payment arrangements	(29,684)	(27,450)
Share based compensation expenses	27,906	24,133
Amortization of discount and deferred financing costs	1,797	1,007
Deferred income taxes	(9,050)	(12,984)
Unrealized foreign exchange transaction loss (gain)	2,121	9,403
Write-off of deferred financing costs	-	914
Other	532	2,206
Changes in operating assets and liabilities:
Receivables	(28,186)	(9,687)
Inventories	(82,177)	(84,880)
Prepaid expenses and other current assets	249	3,229
Other assets	(5,288)	(13,864)
Accounts payable	17,034	15,427
Royalty overrides	41,868	44,041
Accrued expenses and accrued compensation	39,440	28,749
Advance sales deposits	17,790	(1,538)
Income taxes	16,106	42,659
Deferred compensation plan liability	5,752	3,535
NET CASH PROVIDED BY OPERATING ACTIVITIES	567,784	509,331
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property, plant and equipment	(121,524)	(90,408)
Proceeds from sale of property, plant and equipment	280	297
Deferred compensation plan assets	(3,756)	(1,975)
NET CASH USED IN INVESTING ACTIVITIES	(125,000)	(92,086)
CASH FLOWS FROM FINANCING ACTIVITIES
Dividends paid	(135,091)	(85,489)
Borrowings from long-term debt	1,430,560	914,200
Principal payments on long-term debt	(1,146,580)	(888,865)
Deferred financing costs	(4,460)	(5,718)
Share repurchases	(556,727)	(321,639)
Excess tax benefits from share-based payment arrangements	29,684	27,450
Proceeds from exercise of stock options and sale of stock under
employee stock purchase plan	11,373	22,262
NET CASH USED IN FINANCING ACTIVITIES	(371,241)	(337,799)
EFFECT OF EXCHANGE RATE CHANGES ON CASH	3,216	(11,221)
NET CHANGE IN CASH AND CASH EQUIVALENTS	74,759	68,225
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	258,775	190,550
CASH AND CASH EQUIVALENTS, END OF YEAR	333,534	258,775
CASH PAID DURING THE YEAR
Interest paid	$14,268	$8,800
Income taxes paid	$169,725	$118,906

SUPPLEMENTAL INFORMATION

SCHEDULE A: RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(unaudited), (Dollars in Thousand, Except Per Share Data)

In addition to its reported results, the Company has included in the tables below adjusted results that the Securities and Exchange Commission defines as “non-GAAP financial measures.” Management believes that such non-GAAP financial measures, when read in conjunction with the Company’s reported results, can provide useful supplemental information for investor in analyzing period to period comparisons of the Company’s results.

The following is a reconciliation of net income and diluted earnings per share, presented and reported in accordance with U.S. generally accepted accounting principles, to net income adjusted for certain items:

	Three Months Ended		Twelve Months Ended
	12/31/2012	12/31/2011	12/31/2012	12/31/2011

Net income, as reported	$ 117,881	$ 105,357	$ 477,190	$ 412,578
Write-off of unamortized deferred financing cost
from debt refinancing (net of $214 tax benefit)	-	-	-	700
Net income, as adjusted	$ 117,881	$ 105,357	$ 477,190	$ 413,278

The following is a reconciliation of diluted earnings per share, presented and reported in accordance with U.S. generally accepted accounting principles, to diluted earnings per share adjusted for certain items:

	Three Months Ended		Twelve Months Ended
	12/31/2012	12/31/2011	12/31/2012	12/31/2011

Diluted earnings per share, as reported	$ 1.05	$ 0.86	$ 4.05	$ 3.30
Write-off of unamortized deferred financing cost
from debt refinancing	-	-	-	0.01
Diluted earnings per share, as adjusted	$ 1.05	$ 0.86	$ 4.05	$ 3.31

The following is a reconciliation of total long-term debt to net debt:

	12/31/2012	12/31/2011

Total long-term debt (current and long-term portion)	$487,607	$203,621
Less: Cash and cash equivalents	333,534	258,775
Net debt	$154,073	$(55,154)

CONTACT:
Media Contact:
Barbara Henderson
SVP, Worldwide Corp. Comm.
213.745.0517
or
Investor Contact:
Amy Greene
VP, Investor Relations
213.745.0474